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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2002 except for Note 11, which is as of November 26, 2002, relating to the financial statements and the financial statement schedule of Virage Logic Corporation, which appears in Virage Logic Corporation's Annual Report on Form 10-K/A for the year ended September 30, 2002.


/s/ PricewaterhouseCoopers LLP

San Jose, California
May 21, 2003